UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2014

CAPE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

    Maryland                                                                                                                                   001-33934                                                                           26-1294270
(State or Other Jurisdiction)                                                                                           (Commission File No.)                                                              (I.R.S. Employer
      of Incorporation)                                                                                                                                                                                                               Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey                                                                                                                                                    08210
(Address of Principal Executive Offices)                                                                                                                                                                                 (Zip Code)

Registrant’s telephone number, including area code:            (609) 465-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement with Michael D. Devlin.  On September 22, 2014, the board of directors of Cape Bank (the “Bank”), the wholly owned subsidiary of Cape Bancorp, Inc., approved an updated employment agreement (the “2014 Employment Agreement”) with Michael D. Devlin, Chief Executive Officer and President of the Bank, which will be effective as of October 1, 2014.   The terms of the 2014 Employment Agreement are substantially similar to those of the employment agreement previously entered into with Mr. Devlin on October 1, 2012 (the “2012 Employment Agreement”), the terms of which were disclosed on a Current Report on Form 8-K filed on September 25, 2012.   The 2014 Employment Agreement provides for a base salary of $360,500 per year.  It also provides that the disinterested members of the Board of Directors of the Bank or a Committee designated by the Board will review Mr. Devlin’s base salary at least annually.  In addition, the 2014 Employment Agreement increases Mr. Devlin’s retirement age to age 67 (from age 65).  In the event of Mr. Devlin’s termination during the contract term for any reason (other than a termination following a change in control) after age 67, such termination will be deemed a termination due to retirement and he will not be entitled to a severance payment under the employment agreement.  The employment agreement also clarifies that the severance benefit payable under Section 7 of the employment agreement (on a termination following a change in control) and the severance benefit payable under Section 6(f) (on a termination without cause or with good reason prior to a change in control) are mutually exclusive.

 The foregoing description of the employment agreement with Mr. Devlin is qualified in its entirety by reference to the employment agreement that is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Renewal of Change in Control Agreements.  On September 22, 2014, upon the recommendation of the Compensation Committee, the Board of Directors of Cape Bank also renewed the executive change in control agreements for Guy Hackney, James F. McGowan, Jr., Charles L. Pinto and Michele Pollack for an additional year so that the term shall be October 1, 2014 through October 1, 2015.  There was no material change to the terms and conditions of the change in control agreements.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits:

Exhibit Number	Description
Exhibit 10.1	Employment Agreement between Cape Bank and Michael D. Devlin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

             CAPE BANCORP, INC.

DATE:  September 24, 2014                                                                         By: /s/ Guy Hackney
Guy Hackney
Executive Vice President and
Chief Financial Officer